Exhibit 99.2

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
Mark W. Brugger	Claire Koeneman	Georganne Palffy
Chief Financial Officer	Analyst Inquires	General Information
(301) 380-7100	(312) 640-6745	(312) 640-6768

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 1, 2005

DIAMONDROCK HOSPITALITY COMPANY REPORTS RESULTS OF OPERATIONS

FOR SECOND QUARTER 2005

BETHESDA, Maryland, August 1, 2005 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) an owner and acquirer of high quality premium branded hotels, today announced results of operations for the second quarter ended June 17, 2005.

Highlights

•	Successfully completed initial public offering of 29.8 million shares of common stock, including the exercise of an additional 3.7 million shares from the over-allotment option, for a total of $288.7 million in net proceeds.

•	For the seven hotels owned during the quarter, increased same-store revenue per available room (“RevPAR”) by 14 percent from $105.73 to $120.53 over the comparable period in 2004.

•	Quarterly adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.0 million.

•	For the seven hotels owned during the quarter, increased same-store hotel adjusted EBITDA operating profit margin by 260 basis points over the comparable period in 2004.

•	Quarterly Funds from Operations (“FFO”) per diluted share of ($0.05) and quarterly adjusted FFO per diluted share of $0.13.

•	Quarterly net loss of $5.8 million, or ($0.20) per diluted share.

•	Secured a $75 million line of credit.

•	Retired $64.0 million of debt associated with the Torrance Marriott and Sonoma Renaissance.

•	Closed on the acquisition of seven hotels subsequent to the quarter end for aggregate contractual purchase prices of $475.1 million.

DiamondRock Hospitality Company

Operating Results

For the fiscal quarter ended June 17, 2005, the Company’s total revenue was $33.5 million. Net loss totaled $5.8 million, or ($0.20) per diluted share, and adjusted EBITDA of $8.0 million. The Company reported FFO of ($1.5 million), or ($0.05) per diluted share and adjusted FFO of $3.8 million or $0.13 per diluted share for the second quarter.

For the period from January 1, 2005 to June 17, 2005, total revenue was $59.9 million, net loss was $11.1 million, and adjusted EBITDA was $11.6 million. FFO and adjusted FFO were ($2.4 million) and $4.5 million, respectively, for the two fiscal quarters ended June 17, 2005.

RevPAR for the initial portfolio of seven hotels increased 14.0 percent during the quarter as compared to the second quarter of 2004, driven by an 11.4 percent increase in average daily room rate and an increase in occupancy of 1.9 percentage points. Comparable hotel adjusted EBITDA operating profit margins for the quarter for these hotels increased 260 basis points, from 26.8 percent to 29.4 percent as compared to the second quarter of 2004.

For the period from January 1, 2005 to June 17, 2005, the Company’s hotel RevPAR for the initial portfolio of seven hotels increased by 13.2% driven by an 11.4 percent increase in average daily room rate and an increase in occupancy of 1.2 percentage points. Hotel adjusted EBITDA operating profit margins for those hotels for the two fiscal quarters increased 370 basis points, from 21.7 percent to 25.4 percent.

William W. McCarten, chief executive officer, stated, “The second quarter was an exciting time for our company as we successfully completed our initial public offering and delivered strong performance from our high quality hotel portfolio. Favorable lodging industry fundamentals continue to benefit our portfolio, and our unique sourcing relationship with Marriott International has proven highly valuable. Despite the very competitive hotel acquisition market, we believe that we will continue to identify opportunities to rebrand and reposition hotels in strong markets with high barriers to entry.”

Portfolio Update and Balance Sheet

On May 25, 2005, the Company completed its initial public offering, raising $288.7 million in net proceeds. During the second quarter, a portion of the proceeds from the offering was used to pay off outstanding loans, including the outstanding loan on the Torrance Marriott, which had a principal balance of $44.0 million. The Company also paid off the outstanding loan on the Lodge at Sonoma, a Renaissance Resort and Spa, which had a principal balance of $20.0 million.

As of June 17, 2005, the Company had $159.3 million of total debt and $273.1 million of cash and cash equivalents, a significant portion of which was utilized for the acquisitions during the period subsequent to June 17, 2005.

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DiamondRock Hospitality Company

Recent Events

Subsequent to the end of the second quarter the Company completed several hotel acquisitions as follows:

•	A portfolio of four hotels, including the Marriott Los Angeles Airport Hotel, the Worthington Renaissance Hotel (Fort Worth), the Atlanta Alpharetta Marriott Hotel, and the Marriott Frenchman’s Reef and Morning Star Resort (USVI) for a contractual purchase price of $315 million.

•	The Vail Marriott Mountain Resort and Spa for the contractual purchase price of $62.0 million.

•	The Buckhead SpringHill Suites by Marriott in the Buckhead area of Atlanta, Georgia for a contractual purchase price of $34.1 million.

•	The Oak Brook Hills Resort & Conference Center in Oak Brook, Illinois for a contractual purchase price of $64.0 million. This hotel is being rebranded as the Oak Brook Hills Marriott Resort.

In connection with the above acquisitions, the Company placed secured loans on the Marriott Los Angeles Airport, the Worthington Renaissance Hotel and the Marriott Frenchman’s Reef and Morning Star Resort. The loan on the Marriott Los Angeles Airport Hotel has a principal balance of $82.6 million, a term of 10 years, bears interest at 5.30 percent, and is interest only for the entire term. The loan on the Worthington Renaissance has a principal balance of $57.4 million, a term of 10 years, bears interest at 5.40 percent, and is interest only for the first four years and then amortizes on a 30-year schedule. The loan on the Marriott Frenchman’s Reef and Morning Star Resort has a principal balance of $62.5 million, a term of 10 years, bears interest at 5.44 percent, and is interest only for the first three years and then amortizes on a 30-year schedule.

On July 8, 2005, the Company consummated its senior secured revolving credit facility. The facility has a three-year term and a $75 million limit, with an ability to increase the facility up to $250 million with lender approval. As long as the Company maintains a debt-to-asset value of less than 65 percent, outstanding funds on the credit facility will bear interest at LIBOR plus 1.45 percent. Wachovia Bank, Citigroup North America, and Bank of America participated in the credit facility. The Company made a $5 million draw under this credit facility subsequent to June 17, 2005.

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DiamondRock Hospitality Company

2005 Outlook

The Company is introducing 2005 guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission.

For the full year 2005 the Company expects same store RevPAR to increase in the range of 8 percent to 10 percent. For the third quarter of 2005, same-store RevPAR will grow 6% to 8% as compared to the RevPAR in the comparable period in the prior year. The Company expects full year hotel adjusted EBITDA operating margins to increase by approximately 210 – 230 basis points. The RevPAR and adjusted hotel EBITDA margin guidance assumes that the Company owned twelve of our fourteen hotels on January 1, 2005. It excludes the historical and forecasted results for the Buckhead SpringHill Suites and Oak Brook Hills Marriott Resort. Buckhead SpringHill Suites is excluded as it was first opened on July 1, 2005 and has no historical results for any prior period. Oak Brook Hills Marriott Resort is excluded as we consummated the purchase of the hotel on July 29, 2005 and our financial audit will not be completed until the latter part of August.

For the ownership period of the portfolio of fourteen hotels, the Company estimates that for the full year 2005:

•	Adjusted EBITDA will be between $43 million and $46 million.

•	FFO will be between $13.5 million and $16.5 million and adjusted FFO will be between $24.1 million and $27.1 million.

The Company estimates that for the third quarter of 2005:

•	Adjusted EBITDA will be between $12 million and $14 million.

•	FFO will be between $5.4 million and $7.4 million and adjusted FFO will be between $7.0 million and $9.0 million.

•	Dividend per common share will be $0.1725.

•	We will substantially complete the $6 million renovation at the Courtyard New York Fifth Avenue.

Disclosure regarding the non-GAAP financial measures, including EBITDA, Adjusted EBITDA, FFO and Adjusted FFO is included as an attachment to this release, along with a reconciliation to the most relevant GAAP financial measures.

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DiamondRock Hospitality Company

Ground Leases

Several hotels owned by the Company are subject to ground leases. These include Bethesda Suites Marriott, Courtyard New York Fifth Avenue, Salt Lake City Downtown Marriott, and Griffin Gate Marriott Resort. In the second quarter, the contractual cash rent payable on the ground leases totaled $417,000. In conformance with the requirements of GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. Because of this, the Company incurred approximately $2.0 million in ground rent expense for the second quarter. The non-cash portion of ground rent expense recorded during the second quarter was $1.6 million.

Dividend Update

During the second quarter, the Company declared a dividend for the stub period between our IPO and the end of our second quarter of $0.0326 per share, payable to its common stockholders of record as of June 17, 2005. The dividend was paid on June 28, 2005. For the third quarter, the Company expects to pay a dividend of $0.1725 per share, subject to approval by the board of directors.

Earnings Call

The Company will host a conference call to discuss second quarter results on Monday, August 1, 2005, at 2:00 p.m. EDT. To participate in the live call, investors are invited to dial 1-800-218-4007 (for domestic callers) or 303-262-2137 (for international callers). A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for 30 days.

In addition, the Company has produced a supplemental package that includes detailed financial information regarding the operating results, which is available via the investor relations section of the website at www.drhc.com.

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DiamondRock Hospitality Company

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner and acquirer of upper upscale and upscale hotel properties located primarily in North America. To a lesser extent, it may invest, on a selective basis, in premium limited-service and extended-stay hotel properties in urban locations. As of August 1, 2005, the Company owns 14 hotels that comprise 5,637 rooms. The Company has a strategic acquisition sourcing relationship with Marriott International. For further information, please visit the Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward- looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward- looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 1, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

FFO per share, Adjusted EBITDA, and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). Included in the press release is a reconciliation of such terms to net income.

The Company has filed contemporaneously with this press release the Form 10-Q with the SEC for the quarterly period ended June 17, 2005. In addition to the required financial information included in the Form 10-Q, the Company has included in this press release for the comparable period (quarter ended June 18, 2004) a pro forma income statement that includes the effects of the initial public offering (as described in the Company’s prospectus dated May 25, 2005). The Company believes that this pro forma income statement is useful to enhance the comparability of the second quarter of 2005 with prior periods.

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DiamondRock Hospitality Company

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, the manager of the majority of the Company properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, the other manager of DiamondRock Hospitality hotels, Vail Resorts, report results on a monthly basis. Additionally, the Company, as a REIT, is required by tax laws to report results on a calendar year. As a result, the Company has adopted the reporting periods used by Marriott International, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid- month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one- fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott- managed hotel(s). This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotel results consistent with their reporting in our consolidated statement of operations for the hotel operating statistics and comparable hotel results reported herein.

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DiamondRock Hospitality Company

DiamondRock Hospitality Company

Condensed Consolidated Income Statement for the Fiscal Quarter Ended June 17, 2005 and

the Period from January 1, 2005 to June 17, 2005

	Fiscal Quarter Ended June 17, 2005	Period from January 1, 2005 to June 17, 2005
	(Unaudited)	(Unaudited)
Rooms	$23,833,517	$42,501,868
Food and beverage	7,791,155	14,205,252
Other	1,891,044	3,157,377

Total revenues	33,515,716	59,864,497

Operating Expenses:

Rooms	5,598,776	10,586,057
Food and beverage	5,680,917	10,762,154
Management fees	1,210,846	2,109,011
Other hotel expenses	12,746,028	24,360,713
Depreciation and amortization	4,340,984	8,703,130
Corporate expenses	5,937,309	7,946,739

Total operating expenses	35,514,860	64,467,804

Operating loss	(1,999,144)	(4,603,307)

Other Expenses (Income):

Interest income	(284,049)	(560,827)
Interest expense	3,630,470	6,484,739

Total other expenses/(income)	3,346,421	5,923,912

Loss before income taxes	(5,345,565)	(10,527,219)

Income tax expense	(478,990)	(558,847)

Net loss	$(5,824,555)	$(11,086,066)

Loss per share:

Basic and diluted	$(0.20)	$(0.44)

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DiamondRock Hospitality Company

DiamondRock Hospitality Company

Condensed Consolidated Balance Sheet as of June 17, 2005 and December 31, 2004

	June 17, 2005	December 31, 2004
	(Unaudited)
ASSETS
Property and equipment, at cost	$355,586,800	$286,727,306
Less: accumulated depreciation	(9,821,511)	(1,084,867)

	345,765,289	285,642,439

Deferred financing costs, net	2,512,687	1,344,378
Restricted cash	19,551,276	17,482,515
Due from hotel managers	3,190,795	2,626,262
Purchase deposits and pre-acquisition costs	11,295,442	3,272,219
Prepaid and other assets	2,350,923	4,340,259
Cash and cash equivalents	273,125,031	76,983,107

Total assets	$657,791,443	$391,691,179

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:

Mortgage debt, at face amount	$156,439,719	$177,827,573
Debt premium	2,869,507	2,944,237

Total debt	159,309,226	180,771,810

Deferred income related to key money	6,425,826	2,490,385
Unfavorable lease liability	5,458,848	5,776,946
Due to hotel managers	680,226	3,985,795
Dividends declared and unpaid	1,693,125	—
Accounts payable and accrued expenses	7,668,851	3,078,825

Total other liabilities	21,926,876	15,331,951

Shareholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—

Common stock, $.01 par value; 100,000,000 shares authorized; 50,815,864 and 21,020,100 shares issued and outstanding at June 17, 2005 December 31, 2004, respectively	508,159	210,201

Additional paid-in capital	489,250,873	197,494,842
Accumulated deficit	(13,203,691)	(2,117,625)

Total shareholders’ equity	476,555,341	195,587,418

Total liabilities and shareholders’ equity	$657,791,443	$391,691,179

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DiamondRock Hospitality Company

DiamondRock Hospitality Company

Consolidated Statement of Cash Flows for the Period from January 1, 2005 to June 17, 2005

Period from January 1, 2005 to June 17, 2005
(Unaudited)
Cash flows from operating activities:
Net loss	$(11,086,066)
Adjustments to reconcile net loss to net cash provided by operating activities:

Property depreciation and amortization	8,703,130
Non-cash straight line ground rent	3,180,110
Non-cash financing costs as interest	960,062
Market value adjustment to interest rate caps	(8,445)
Amortization of debt premium and unfavorable lease liability	(140,577)
Amortization of deferred income and corporate depreciation	(64,559)
Stock-based compensation	4,969,510
Income tax expense	558,847
Changes in assets and liabilities:

Prepaid expenses and other assets	1,438,934
Due to/from hotel managers	(3,870,102)
Accounts payable and accrued expenses	(371,406)

Net cash provided by operating activities	4,269,438

Cash flows from investing activities:
Hotel acquisition and capital expenditures	(65,806,012)
Receipt of deferred key money	4,000,000
Cash paid for restricted cash at acquisition	(10,000,000)
Change in restricted cash	879,924
Purchase deposits and pre-acquisition costs	(10,927,784)

Net cash used in investing activities	(81,853,872)

Cash flows from financing activities:
Proceeds from mortgage debt	44,000,000
Repayments of mortgage debt	(56,948,685)
Scheduled mortgage debt principal payments	(1,387,854)
Payment of financing costs	(2,128,371)
Proceeds from sale of common stock	291,799,785
Payment of costs related to sale of common stock	(1,608,517)

Net cash provided by financing activities	273,726,358

Net increase in cash and cash equivalents	196,141,924
Cash and cash equivalents, beginning of period	76,983,107

Cash and cash equivalents, end of period	$273,125,031

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$5,962,359

Cash paid for income taxes	$1,114,363

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DiamondRock Hospitality Company

Non-GAAP Financial Matters

We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.

EBITDA represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical
	Fiscal Quarter Ended June 17, 2005	Period from January 1, 2005 to June 17, 2005
Net loss	$(5,824,555)	$(11,086,066)

Interest expense	3,630,470	6,484,739
Income tax expense	478,990	558,847
Depreciation and amortization	4,340,984	8,703,130

EBITDA	$2,625,889	$4,660,650

	Forecast Third Quarter 2005
	Low End	High End
Net loss	$(2,590,000)	$(590,000)

Interest expense	4,600,000	4,600,000
Income tax expense	400,000	400,000
Depreciation and amortization	8,000,000	8,000,000

EBITDA	$10,410,000	$12,410,000

	Forecast Full Year 2005
	Low End	High End
Net loss	$(14,026,250)	$(11,026,250)

Interest expense	17,400,000	17,400,000
Income tax expense	1,500,000	1,500,000
Depreciation and amortization	27,500,000	27,500,000

EBITDA	$32,373,750	$35,373,750

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DiamondRock Hospitality Company

Management also evaluates our performance by reviewing adjusted EBITDA because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Straight Line Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations.

•	The impact of fully vested irrevocable commitments to issue 382,500 shares of stock to our five senior executive officers made in connection with the initial public offering and expensed in the second quarter. These were grants and do not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses — We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical
	Fiscal Quarter Ended June 17, 2005	Period from January 1, 2005 to June 17, 2005
EBITDA	$2,625,889	$4,660,650

Non-cash ground rent	1,590,055	3,180,110
Initial public offering stock grants	3,736,250	3,736,250

Adjusted EBITDA	$7,952,194	$11,577,010

	Forecast Third Quarter 2005
	Low End	High End
EBITDA	$10,410,000	$12,410,000

Non-cash ground rent	1,590,000	1,590,000

Adjusted EBITDA	$12,000,000	$14,000,000

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DiamondRock Hospitality Company

	Forecast Full Year 2005
	Low End	High End
EBITDA	$32,373,750	$35,373,750

Non-cash ground rent	6,890,000	6,890,000
Initial public offering stock grants	3,736,250	3,736,250

Adjusted EBITDA	$43,000,000	$46,000,000

We compute FFO in accordance with standards established by NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

	Historical
	Fiscal Quarter Ended June 17, 2005	Period from January 1, 2005 to June 17, 2005
Net loss	$(5,824,555)	$(11,086,066)
Real estate related depreciation and amortization	4,340,984	8,703,130

FFO	$(1,483,571)	$(2,382,936)

FFO per Share (Basic and Diluted)	$(0.05)	$(0.10)

	Forecast Third Quarter 2005
	Low End	High End
Net loss	$(2,590,000)	$(590,000)
Real estate related depreciation and amortization	8,000,000	8,000,000

FFO	$5,410,000	$7,410,000

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DiamondRock Hospitality Company

	Forecast Full Year 2005
	Low End	High End
Net loss	$(14,026,250)	$(11,026,250)
Real estate related depreciation and amortization	27,500,000	27,500,000

FFO	$13,473,750	$16,473,750

Management also evaluates our performance by reviewing Adjusted FFO because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

•	Straight Line Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations.

•	The impact of fully vested irrevocable commitments to issue 382,500 shares of stock to our five senior executive officers made in connection with the initial public offering and expensed in the second quarter. The impact of these grants do not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses — We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical
	Fiscal Quarter Ended June 17, 2005	Period from January 1, 2005 to June 17, 2005
FFO	$(1,483,571)	$(2,382,936)

Non-cash ground rent	1,590,055	3,180,110
Initial public offering stock grants	3,736,250	3,736,250

Adjusted FFO	$3,842,734	$4,533,424

Adjusted FFO per Share (Basic and Diluted)	$0.13	$0.18

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DiamondRock Hospitality Company

	Forecast Third Quarter 2005
	Low End	High End
FFO	$5,410,000	$7,410,000

Non-cash ground rent	1,590,000	1,590,000

Adjusted FFO	$7,000,000	$9,000,000

	Forecast Full Year 2005
	Low End	High End
FFO	$13,473,750	$16,473,750

Non-cash ground rent	6,890,000	6,890,000
Initial public offering stock grants	3,736,250	3,736,250

Adjusted FFO	$24,100,000	$27,100,000

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DiamondRock Hospitality Company

DiamondRock Hospitality Company

Pro Forma Financial Information for the Fiscal Quarters Ended June 17, 2005 and

June 18, 2004 and the Periods from January 3, 2004 to June 18, 2004 and January 1, 2005 to June 17, 2005

The acquired properties are included in our results of operations from the respective dates of acquisition. The following unaudited pro forma results of operations reflect these transactions, with the exception of the SpringHill Suites Buckhead and the Oak Brook Hills Resort & Conference Center which are excluded from the pro forma results of operations below, as if each had occurred on the first day of the fiscal period presented. In our opinion, all significant adjustments necessary to reflect the effects of the acquisitions have been made; however, a preliminary allocation of the purchase price to land and buildings was made, and we will finalize the allocation after all information is obtained.

	Fiscal Quarter Ended June 17, 2005	Fiscal Quarter Ended June 17, 2004	Period from January 1, 2005 to June 17, 2005	Period from January 3, 2004 to June 18, 2004
Revenues	$72,011,528	$66,967,952	$147,010,254	$136,163,997

Hotel level expenses	54,746,082	52,442,120	109,009,160	104,946,631
Depreciation and amortization	6,809,929	6,580,323	14,170,855	13,640,398
Corporate expenses	5,850,609	2,103,870	7,946,739	4,200,000
Interest expenses, net	3,583,204	3,831,069	7,122,599	7,763,401
Income tax benefit (provision)	1,594,258	(1,163,405)	(85,000)	(100,000)

Net income	$2,615,962	$847,165	$8,675,901	$5,513,566

EBITDA	$11,698,886	$12,421,962	$30,615,182	$27,017,365

Adjusted EBITDA	$17,025,191	$14,012,017	$37,531,542	$30,197,475

FFO	$9,425,891	$7,427,488	$22,846,756	$19,153,964

Adjusted FFO	$14,752,196	$13,033,793	$29,763,116	$26,350,324

Adjusted FFO per Share (Basic and Diluted)	$0.51		$1.19

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